[LANGER LETTERHEAD]



CONTACT:   Anthony J. Puglisi
           Vice President and
           Chief Financial Officer
           (631) 667-1200, ext. 233


FOR IMMEDIATE RELEASE
---------------------

                        LANGER, INC. REPORTS RESULTS FOR
                THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2003;
                  CONFERENCE CALL SCHEDULED FOR AUGUST 12, 2003

         Deer Park, New York - August 11, 2003- Langer, Inc. (NASDAQ:GAIT) today reported net income for the three month period ended June 30, 2003 of $26,301 or $.01 per fully diluted share, as compared to a net loss for the three month period ended June 30, 2002 of ($325,909) or ($.08) per fully diluted share. For the six months ended June 30, 2003 Langer reported a net loss of ($231,780) or ($.05) per fully diluted share as compared to a net loss of ($622,477) or ($.15) per fully diluted share for the six months ended June 30, 2002.

         Net sales for the three months ended June 30, 2003 were $6,364,744 or 36% above net sales of $4,692,309 for the three months ended June 30, 2002. Net sales for the six months ended June 30, 2003 were $11,949,922 or 53% above the net sales of $7,830,928 for the six months ended June 30, 2002. Net sales for the three and six months ended June 30, 2003 attributable to the previously announced acquisitions of Benefoot and Bi-Op approximated $1,027,000 and $2,929,000, respectively.

         Net sales of custom orthotics approximated $4,949,000 for the three months ended June 30, 2003, an increase of 31% over approximately $3,787,000 for the three months ended June 30, 2002. Net sales of custom orthotics approximated $9,151,000 for the six months ended June 30, 2003, an increase of 41% over approximately $6,472,000 for the six months ended June 30, 2002. Net sales of custom orthotics for the second quarter and six months ended June 30, 2003 included approximately $747,000 and $1,771,000, respectively, related to the acquisitions of Benefoot and Bi-Op. Net sales of custom orthotics for the second quarter and six months ended June 30, 2003, exclusive of the net sales attributable to acquisitions, increased 11% and 14%, respectively, over the comparable periods of 2002.

         Net sales of distributed products for the three months ended June 30, 2003 were approximately $1,416,000 as compared to approximately $905,000 for the three months ended June 30, 2002, an increase of 56%. Net sales of distributed products for the six months ended June 30, 2003 were approximately $2,799,000 as compared to approximately $1,359,000 for the six months ended June 30, 2002. Net sales of distributed products for the three and six months ended June 30, 2003 included approximately $280,000 and $1,158,000, respectively, attributable to the acquisitions of Benefoot and Bi-Op. Net sales of distributed products for the three and six months ended June 30, 2003, exclusive of the net sales attributable to acquisitions, increased 26% and 21%, respectively, over the comparable periods of 2002.

         Andrew H. Meyers, Langer's President and Chief Executive Officer, said, "We are pleased with the continued double digit organic growth in net sales that we achieved in both business segments." Meyers continued, "This quarter we achieved our highest net sales levels, and realized continued improved earnings, as we returned to profitability for the quarter, much of which can be attributable to our integration efforts. Langer's 2003 strategies are focused on improving productivity and increasing profitability while growing the customer base."

         Langer will be hosting a conference call on August 12, 2003, at 11:00 AM (EST) to discuss the results for the three and six month periods ended June 30, 2003. The conference call will be in a `listen only' mode. There are two ways to participate in the conference call--via conference call or webcast. Callers in the United States and Canada may dial in at (800) 946-0722 or (719) 457-2647. Callers should dial in five to ten minutes before the scheduled start time and reference the pass code of 752321. Access the webcast by visiting Langer, Inc.'s website (http://www.langerinc.com). You may listen by clicking on the microphone.

         An archived copy of the call will be available to replay beginning at 2 pm on August 12 by accessing the Langer homepage or typing the following information into your web browser:
http://www.firstcallevents.com/service/ajwz387269148gf12.html.
--------------------------------------------------------------

         Langer, Inc., based in Deer Park, Long Island, New York, with additional fabricating facilities in Brea, California, Montreal, Canada and Stoke-On-Trent, UK, and a sales office in Toronto, Canada, is a leading provider of high quality orthotics and gait-related products sold to practitioners treating musculo-skeletal disorders.

         Statements in this press release may be "forward-looking statements." These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "plans," "intends," "estimates," "projects," "could," "may," "will," "should", or "anticipates" or the negative thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved. Such forward-looking statements include, but are not limited to, those relating to the Company's financial and operating prospects, future opportunities, the Company's acquisition strategy and ability to integrate acquired companies and assets, outlook of customers, and reception of new products, technologies, and pricing. In addition, such forward looking statements involve known and unknown risks, uncertainties, and other factors including those described from time to time in the Company's Registration Statement on Form S-3, most recent Form 10-K and 10-Q's and other Company filings with the Securities and Exchange Commission which may cause the actual results, performance or achievements of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Also, the Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if any such risks and uncertainties develop into actual events. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.


                                       ###

                                  LANGER, INC.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                    JUNE 30,                          JUNE 30,
                                                              2003             2002             2003              2002
                                                          -----------      -----------      ------------      -----------
Net sales                                                 $ 6,364,744      $ 4,692,309      $ 11,949,922      $ 7,830,928
Cost of sales                                               4,073,233        2,983,204         7,867,660        5,006,466
                                                          -----------      -----------      ------------      -----------
   Gross profit                                             2,291,511        1,709,105         4,082,262        2,824,462

Selling expenses                                              798,096          797,743         1,550,427        1,319,640
General and administrative expenses                         1,270,411        1,084,989         2,358,187        1,855,384
                                                          -----------      -----------      ------------      -----------
   Operating  income (loss)                                   223,004         (173,627)          173,648         (350,562)

Other income (expense):
Interest income                                                31,829           65,813            77,773          144,423
Interest expense                                             (160,296)        (159,126)         (325,993)        (305,634)
Other                                                         (24,286)         (49,469)          (68,658)         (97,204)
                                                          -----------      -----------      ------------      -----------
   Other income (expense), net                               (152,753)        (142,782)         (316,878)        (258,415)
                                                          -----------      -----------      ------------      -----------
  Income (loss) before income taxes                            70,251         (316,409)         (143,230)        (608,977)
Provision for income taxes                                     43,950            9,500            88,550           13,500
                                                          -----------      -----------      ------------      -----------
   Net income (loss)                                      $    26,301      $  (325,909)     $   (231,780)     $  (622,477)
                                                          ===========      ===========      ============      ===========


Weighted average number of common shares used
   in computation of net income (loss) per share:
       Basic                                                4,377,255        4,241,576         4,370,121      $ 4,221,381
                                                          ===========      ===========      ============      ===========
       Diluted                                              4,612,806        4,241,576         4,370,121        4,221,381
                                                          ===========      ===========      ============      ===========
Net income (loss) per common share:
       Basic                                              $       .01      $      (.08)     $       (.05)     $      (.15)
                                                          ===========      ===========      ============      ===========
       Diluted                                            $       .01      $      (.08)     $       (.05)     $      (.15)
                                                          ===========      ===========      ============      ===========